Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--71, Defined Asset Funds (California, Florida, Michigan, New Jersey, New York and Pennsylvania Trusts):

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 33-54729 of our opinion dated October 10, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
November 5, 1997